UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2005

COSTAR GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 215-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2005, CoStar Realty Information, Inc. ("CoStar") and Crestpointe III, LLC ("Crestpointe") entered into a lease agreement (the "Lease"), pursuant to which CoStar has agreed to lease from Crestpointe approximately 33,371 square feet of office space located within the building known as Crestpointe Corporate Center, 7120 Samuel Morse Drive, Columbia Gateway, Columbia, Maryland 21046. The Lease has an initial term of 99 months and an initial base rent of $22.75 per rentable square foot per year (excluding property tax and service charges). Additionally, CoStar has a conditional option both (i) to terminate the Lease approximately five years after commencement of the initial term, and (ii) to renew the Lease for an additional five year period after expiration of the initial term.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

February 23, 2005	By:	Frank A. Carchedi

Name: Frank A. Carchedi
Title: Chief Financial Officer